FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                               September 25, 1997
                             ----------------------
                                 Date of Report
                        (Date of earliest event reported)



                        Metric Income Trust Series, Inc.
                        --------------------------------
                          (Exact name of registrant as
                            specified in its charter)




                 0-18294           California            94-3087630
                 -------           ----------            ----------
              (Registration     (State or Other        (IRS Employer
                   File          Jurisdiction of       Identification
                  Number)         Incorporation)           Number)






           One California Street, San Francisco, California 94111-5415
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (415) 678-2000

                    (800) 347-6707 Watts line for all states

ITEM 5.     OTHER EVENTS

This letter from Registrant to Shareholders dated September 25, 1997, filed herewith as Exhibit 20.3 is hereby incorporated by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

     20.3   Letter dated September 25, 1997 from Registrant to its Shareholders.

September 25, 1997

To:  The Shareholders of Metric Income Trust Series, Inc. ("MITS" or the "Fund")
RE: Special Dividend of Proceeds from the Sale of the Fund's Mortgage-Backed Securities

Dear Shareholder:

As reported in the 1997 Second Quarter Report, the Fund sold the Arlington, Texas (Green Oaks Boulevard) convenience store on July 24, 1997. The net proceeds of this sale, in the amount of $0.20 per Share, will be distributed in a special dividend in conjunction with the third quarter dividend, to be paid on November 17, 1997 to Shareholders of record as of September 30, 1997. At its September 25, 1997 meeting, the Board of Directors approved the sale of the Fund's portfolio of mortgage-backed securities ("MBS"), to take place on September 30, 1997. Settlement of the transaction is expected to occur approximately 15 to 20 days later. As the Fund continues with its liquidation strategy, the Board believes that the timing of the sale of the MBS was appropriate. Given that interest rates are generally as low as they have been since late 1993, MITS is expected to realize a modest premium above the current carrying value. The Board declared an additional special dividend representing the net proceeds from this sale, estimated to be approximately $6,700,000, or $1.06 per Share, also to be paid in conjunction with the third quarter dividend to Shareholders of record as of September 30, 1997.

The Board of Directors has also declared the third quarter 1997 dividend to be paid at the annualized rate of 5.8%, or $0.1468 per Share, to Shareholders of record as of September 30, 1997. The decrease in the dividend rate is primarily due to the reduction of the Fund's asset base and the subsequent reduction of lease and interest income as MITS continues liquidation of its holdings.

In addition, the Fund is pleased to announce that Haverty's, located in Plano, Texas, is currently under contract for sale, with closing anticipated to occur early in the fourth quarter of 1997. It is anticipated that the proceeds of this sale, if consummated, will be distributed to Shareholders of record as of December 31, 1997 in conjunction with the fourth quarter 1997 dividend, anticipated to be paid on or about January 15, 1998. Preliminary calculations of the net proceeds of the sale of the Haverty's store are estimated to range between $0.65 and $0.70 per Share.

Further details concerning the potential sale of Haverty's, as well as updated information regarding the Fund's other remaining assets will be provided in the Third Quarter 1997 Report, scheduled to be mailed to Shareholders the week of November 17, 1997.

Questions relating to the information included in this letter or relating to MITS Quarterly or Annual Reports should be directed to the Shareholder Representative at SSR Realty Advisors, (800) 347-6707, extension 2025.

Operational questions, including those related to dividend payments, tax reporting information (Forms 1099), and registration documents should be directed to the Fund's Servicing and Transfer Agent, Gemisys, at (800) 955-3025, or in writing to Metric Income Trust Series, Inc., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112-3936.

Metric Income Trust Series, Inc.
Shareholder Services

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     METRIC INCOME TRUST SERIES, INC.
                                     a California Corporation




                                     By:      /s/ William A. Finelli
                                              ----------------------------------
                                              William A. Finelli
                                              Chief Financial Officer


                                     Date:          September 26, 1997
                                              ----------------------------------